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                                                                   EXHIBIT 24(g)

                  INVESTMENT ADVISORY AND SERVICES AGREEMENT
                           VESTAUR SECURITIES, INC.


     THIS AGREEMENT, made as of the 28th day of April, 1998 by and between VESTAUR SECURITIES, INC., a Delaware corporation (the "Company"), and First Union National Bank, a national bank (the "Adviser").

     In consideration of the premises and of the mutual agreements hereinafter set forth, the Company and the Adviser agree as follows:

                                   PART ONE

                                  Definitions

     (1) The period of this Agreement" means the term of this Agreement and any renewal or extension thereof, or until any prior termination thereof.

     (2)   The "1940 Act" means the Investment Company Act of 1940, as amended.

     (3) The "vote of the majority of the outstanding voting securities" of the Company has the meaning contained in the 1940 Act.

     (4) The terms "interested person", "affiliated person" and "assignment" have the meanings contained in the 1940 Act.

     (5) The terms "affiliated company" and "affiliated companies" means with respect, to the Adviser, First Union Corporation and any corporation controlling, controlled by or under common control with First Union Corporation.

     (6) The term "interim period" means the period commencing on the date of the consummation of the merger of CoreStates Financial Corp and First Union Corporation and ending on the date that this agreement shall have been approved by the vote of the majority of the outstanding voting securities of the Company.

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                                   PART TWO

                     Investment Advice and Other Services

     (1) The Company hereby retains the Adviser, and the Adviser hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to provide or to cause to be provided administration of the day-to-day investment operations of the Company, to furnish the Company continuously with investment planning to provide investment advice with regard to the Company's portfolio, to prepare and make available to the Company all necessary research and statistical data in connection therewith and to supervise the purchase and sale and the acquisition and disposition of specific securities by the Company. The Adviser shall keep or cause its affiliated companies to keep the books and financial records of the Company, and on behalf of the Company shall compute the net asset value of the Company's shares (in accordance with any instructions of the Board of Directors of the Company (the "Board")) at such times as the Board may direct. The Adviser shall furnish, to the Company and to such other persons as the Company may direct, any statements with respect to the net asset value per share, at such times, and in such forms, as the Company may reasonably prescribe. The Adviser shall maintain a continuous record of all the investments and securities which comprise the Company's portfolio and shall furnish to the Board a resume of such portfolio, at such times, and in such forms, as the Board may reasonably prescribe. The Adviser shall also render to the Board a report on all matters pertaining to the services provided by the Adviser hereunder, at such times, and in such forms, as the Board may reasonably prescribe. The Adviser shall perform such other services as are reasonably incidental to the foregoing duties.

     The Adviser shall furnish the Company or cause its affiliated companies to furnish the Company with the services of a person or persons satisfactory to the Company whose duties shall include (except for the legal and auditing aspects thereof) the supervision of the Company's financial statements and reports, the preparation of reports to shareholders and others, and any statements or reports required by regulatory authorities of the United States, or states thereof in which the Company has qualified its shares for sale.

     In addition, the Adviser shall furnish or cause its affiliated companies to furnish to the Company such office space and facilities, including, without limitation, stenographic, telephone, telegraphic, mailing, and other facilities as may be required for the management of the affairs and business of the Company. It is the intent of this Agreement that the Adviser shall supply or, in the case of noninvestment advisory services, cause its affiliated companies to supply, such services as are necessary or desirable and proper for the continuous operation of the Company. However, the Adviser shall not be required to perform or to cause the performance of (a) those services customarily performed by the members of the Board; (b) those services customarily performed by the officers of the Company (except to the extent requested, those of the Secretary of the Company); or (c) those services customarily performed by the independent accountant, broker, dealer or independent legal counsel.

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        (2)  The Adviser shall arrange, if requested by the Company, for officers and directors of the Adviser or its affiliated companies to serve without compensation from the Company as directors or officers of the Company, if duly elected to such positions by the shareholders or directors of the Company, or as employees of the Company. In addition, the Adviser will bear the cost of fees, salaries or other remuneration of directors and officers of the Company who also serve as directors, officers, employees or special consultants to the Adviser or any of its affiliated companies.


        (3) The Adviser covenants and agrees that in making purchases, sales, acquisitions and dispositions of specific securities on behalf of the Company, it shall at all times be governed by the Company's investment objectives and policies as delineated and limited by the statements contained in the various documents filed with the Securities and Exchange Commission (the "Commission") as such documents may from time to time be amended (whether or not such amendments are filed with the Commission). The Company agrees to supply the Adviser with copies of all documents filed with the Commission, together with any amendments thereto (whether or not such are filed with the Commission).

        (4) The Adviser hereby covenants and agrees that it will make no separate charge to any shareholders of his individual account for any service rendered to said shareholder or the Company by the Adviser or its affiliated companies hereunder unless such charges for special services are specifically approved by the Board, including a majority of the directors who are not "interested persons" of the Adviser. No special charge will be levied retroactively or without appropriate notice to affected shareholders.

        (5) The Adviser hereby acknowledges that all records necessary in the operation of the Company, including records pertaining to its shareholders and investments, are the sole and exclusive property of the Company, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should even occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Company.

        (6) Subject to approval of this Agreement by the vote of a majority of the outstanding voting securities of the Company, the Adviser hereby covenants and agrees to cause payment or reimbursement to the Company of all fees and expenses of the Company's Transfer Agent, Dividend Disbursing Agent, Registrar and the Agent or Agents under the Company's Automatic Dividend Investment Plan.


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                                 PART THREE

                       Compensation to Investment Adviser

        (1) The Company covenants and agrees to pay to the Adviser, and the Adviser covenants and agrees to accept from the Company in full compensation, and as the only compensation to which the Adviser shall be entitled to receive under this Agreement, for all investment advice, material and other services furnished, and for all facilities and equipment and for all expenses paid or reimbursed by the Adviser hereunder, a monthly fee at an annual rate of 0.5% of the average monthly net asset value of the Company, plus 2.5% of the net amount on interest and dividend income after deducting interest on borrowed funds (the "Advisory Fee"). The Advisory Fee shall be computed as of the close of business on the last business day of each month. The Advisory Fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

        (2) Net asset value of the Company for purposes of computing the Advisory Fee will be determined as of the close of trading on the last business day in each month on which the New York Stock Exchange is open, and will be computed pursuant to the provisions of the Company's Bylaws and any currently effective Prospectus of the Company.


        (3) The Advisory Fee provided for hereunder shall be paid in cash by the Company to the Adviser within ten (10) business days after the last day of each month and such Advisory Fee shall be adjusted, if necessary, at the time of the payment due in the last month in the fiscal year of the Company. Any overpayment of the Advisory Fee shall promptly be refunded to the Company. Notwithstanding the foregoing provisions of Part Three of this Agreement, the Advisory Fee during the interim period shall be accrued on the books of the Company and paid into an interest-bearing escrow account maintained by a financial institution that is not affiliated with the Adviser. The amounts in the escrow account will be paid to the Adviser upon shareholder approval of this Agreement. The escrow agent will pay the escrow amounts to the Fund in the absence of shareholder approval by the end of the interim period.



                                 PART FOUR

                             Allocation of Expenses

        (1) Subject to approval of this Agreement by a majority of the outstanding voting securities of the Company, the Adviser agrees to cause payment or reimbursement to the Company for all its expenses during the period of this Agreement except:


             (a) fees payable to the Adviser for its services under this Agreement;


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     (b)  all taxes of any kind paid by the Company;


     (c)  all custodian or trustee fees, costs and expenses;


     (d) costs and expenses in connection with the auditing and certification of the records and accounts of the Company by the Company's Independent certified public accountants;


     (e) brokerage commissions and charges including transfer taxes and similar taxes, incurred in acquiring and disposing of portfolio securities;

     (f) costs of obtaining and printing stock certificates, reports to shareholders, notices, proxies, proxy statements, and also the cost of envelopes in which such are to be mailed; provided, however, that the Adviser shall receive no compensation for the use of its facilities or personnel in connection with the preparation and distribution of reports to shareholders or the preparation and distribution of proxy material for the Company, and the Adviser shall pay the fees of its counsel for services rendered in such connection;

     (g) postage on all communications, notices and statements to brokers, dealers, and the Company's shareholders;

     (h) fees paid to directors who are not "affiliated persons" of the Adviser;

     (i)  all fees and expenses of independent legal counsel for the Company;

     (j)  all stock exchange listing expenses;

     (k) the cost of insurance authorized by the Board or required of the Company by law; and

     (l) expenses which from time to time may be designated as extraordinary" by a resolution adopted by a majority of the directors of the Company who are not "interested persons" of the Adviser.

  (2) Notwithstanding any other provisions of this Agreement, including the provisions of paragraph 6 of Part Two and paragraph I of Part four hereof, the Adviser shall not be responsible for payment or reimbursement of any expenses incurred by the Company during the interim period unless and until Advisory Fees for such period shall have been paid to the Adviser.


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                                   PART FIVE

                              Multiple Capacities

  Nothing contained in this Agreement shall be deemed to prohibit the Adviser from acting, and being separately compensated for acting, in one or more capacities on behalf of the Company. Whenever the Adviser shall be required to act in multiple capacities on behalf of the Company, either under this Agreement or by virtue of this and any other Agreement between the Adviser and the Company, the Adviser shall maintain the appropriate separate accounts and records for each such capacity. The Company understands that the Adviser or its parent, First Union Corporation including any of its subsidiaries or affiliates, may act in one or more capacities on behalf of other investment companies and customers and the Company consents thereto. While information and recommendations supplied to the Company shall, in the Adviser's judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied to other investment companies and customers. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given to any other investment company or customer.


                                   PART SIX

                             Inconsistent Position

        (1) The Adviser agrees that no officer or director of the Adviser will deal for or on behalf of the Company with himself as principal or agent, or with any corporation, partnership or other person in which he may have a financial interest, except that this shall not prohibit:

             (a) Officers and directors of the Adviser from having a financial interest in the Company or in the Adviser.

             (b) The purchase of securities for the Company, or the sale of securities owned by the Company, through a security broker or dealer, one or more of whose partners, officers or directors is an officer or a director of the Adviser, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

        (2) If any occasion should arise in which the Adviser or any of its officers or directors advises persons concerning the shares of the Company, the Adviser or such officer or director will act solely on its, hers or his own behalf and not in any way on behalf of the Company.


        (3) The Adviser agrees that, except as herein otherwise expressly provided, neither it nor any of its officers or directors shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in

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connection with the purchase or sale of securities (except securities issued by the Company) or other assets by or for the Company.

        (4) Notwithstanding any other provisions of this Agreement, nothing herein is to be construed to prevent the Adviser, subject to approval of the Board of Directors of the Company and compliance with applicable laws and regulations, to serve as custodian of the Company's assets or as its transfer or dividend disbursing agent.


                                  PART SEVEN

                              Name of the Company

  The Company may use the name "Vestaur" or any name derived from or similar thereto only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as such an agreement shall no longer be in effect, the Company will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Adviser, or an affiliate of the Adviser.

                                  PART EIGHT

                      Limitation of Liability of Adviser

  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Company shall be deemed, when acting within the scope of his employment by the Company, to be acting in such employment solely for the Company and not as the Adviser's employee or agent.

                                   PART NINE

                                   Amendment

  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


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                                   PART TEN

                    Effectiveness, Renewal and Termination

        (1) This Agreement shall become effective for the stated interim period, if any, preceding the date first written above and otherwise, upon the consummation of the merger of CoreStates Financial Corp. and First Union Corporation. Subject to its approval by a vote of the majority of the outstanding voting securities of the Company, this Agreement shall remain in full force and effect, subject to prior termination as provided herein, for a period of two years from the date of such approval. This Agreement shall thereafter continue in full force and effect from year to year, subject to prior termination as provided herein, but only so long as its continuance shall be specifically approved at least annually (1) by the Board or by a vote of the majority of the outstanding voting securities of the Company, and (2) by the vote of a majority of the directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

        (2) This Agreement may be terminated by either the Company or the Adviser at any time by giving the other party sixty days' written notice of such intention to terminate; provided that any such termination shall be made without the payment of any penalty, and provided further that such termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Company.

        (3)  This Agreement shall terminate in the event of its "assignment".


                                  PART ELEVEN

                            Nature of Relationship

  The Company and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, as amended, shall have no authority to act for or represent the Company.

                                  PART TWELVE

                                    Notice

  Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such at such address as such other party may designate in writing mailed for receipt of such notice.


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                                 PART THIRTEEN

                                 Miscellaneous

        (1) Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Company are or may be interested in the Adviser, or any successor or assignee thereof, as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of the Adviser are or may be interested in the Company as directors, officers shareholders or otherwise or that the Adviser or any successor or assignee, is or may be interested in the Company as shareholders or otherwise provided, however, that neither the Adviser nor any officer or director of the Adviser or of the Company shall sell to or buy from the Company any property or security other than a security issued by the Company, except in accordance with an applicable order or exemptive rule of the Commission.

        (2) This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act and the laws and regulations governing national banks. To the extent that any provisions herein contained conflict with any such applicable provisions of law and regulations, the latter shall control.

        (3) This Agreement is executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws and decisions of said Commonwealth.

        (4) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (5) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which constitute one and the same instrument.


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  IN WITNESS WHEREOF, the Company and the Adviser have each caused this
Agreement to be executed in duplicate in its name and on its behalf by its undersigned duly authorized officers, or on the day and year first above written.

ATTEST:                          VESTAUR SECURITIES, INC.


                                 By:
-------------------------------     -----------------------------------
                                        Title:  Chairman


ATTEST:                          FIRST UNION NATIONAL BANK


                                 By:
-------------------------------     -----------------------------------
                                        Title:



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